UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2026

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55079	27-2343603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10800 Galaxie Avenue Ferndale, MI 48220
(Address of principal executive offices)

(877) 787-6268
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

When used in this Current Report on Form 8-K, unless otherwise indicated, the terms the “Company,” “our,” or “we” refer to Artificial Intelligence Technology Solutions Inc. and its subsidiaries.

Artificial Intelligence Technology Solutions, Inc. is referred to herein as the “Company”, “we”, or “us”.

Item 8.01 Other Events

On March 2, 2026, we filed a Definitive Information Statement with the Securities and Exchange Commission (the Commission) for the approval of an Authorized Share Increase by Three Billion Eight Hundred Million (3,800,000,000) shares from Twenty-Seven Billion Five Hundred Million (27,500,000,000) to Thirty-One Billion Three Hundred Million (31,300,000,000) resulting in a total authorized capitalization of 31,320,000,000 shares, including 20,000,000 shares of Preferred Stock

(the “Authorized Share Increase).

On March 12, 2026, a Reverse Stock Split ratio of 100 for 1 was processed by FINRA. As a result of the Reverse Stock Split, on March 12, 2026, our Board of Directors unanimously voted to not proceed with the Authorized Share Increase. The authorized capitalization remains at Twenty-Seven Billion Five Hundred Twenty Million (27,520,000,000) shares, including Twenty-Seven Billion Five Hundred Million (27,500,000,000) common shares and Twenty Million (20,000,000) shares of Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2026	ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

/s/ Steven Reinharz
	Name:	Steven Reinharz
	Title:	Chief Executive Officer